UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2014, Walker & Dunlop, Inc. (the “Company”) held its Annual Meeting of Stockholders. There were 32,624,875 shares of common stock eligible to vote at the 2014 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of directors for a one-year term expiring at the 2015 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Alan J. Bowers	26,646,579	769,323	3,232,162
Andrew C. Florance	27,370,279	45,623	3,232,162
Cynthia A. Hallenbeck	27,403,643	12,259	3,232,162
Michael D. Malone	27,409,325	6,577	3,232,162
John Rice	27,370,279	45,623	3,232,162
Dana L. Schmaltz	27,260,228	155,674	3,232,162
Howard W. Smith, III	27,408,296	7,606	3,232,162
William M. Walker	26,544,091	871,811	3,232,162

2. Ratification of appointment of KPMG LLP as our independent registered accounting firm for 2014:

Votes For	Votes Against	Abstentions	Broker Non-votes
30,381,725	54,716	211,623	—

3. Non-binding advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-votes
27,207,404	184,992	23,506	3,232,162

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: June 6, 2014	By:	/s/ Richard M. Lucas
	Name:	Richard M. Lucas
	Title:	Executive Vice President,
General Counsel & Secretary